Exhibit 10.2

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.  ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE.  THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF.

AMERICAN STRATEGIC MINERALS CORPORATION

PROMISSORY NOTE

$1,000,000	January 26, 2012

FOR VALUE RECEIVED American Strategic Minerals Corporation, a Nevada corporation (the “Company”), promises to pay to Sagebrush Gold Ltd. (the “Holder”), the principal amount of One Million Dollars ($1,000,000), or such lesser amount as shall equal the outstanding principal amount hereof, payable as follows.  Upon the closing of  one or more private placements of the Company’s securities in which the Company receives gross proceeds of Five Million Dollars ($5,000,000) (the “Initial Financing”), the Company shall pay to the Holder the sum of Five Hundred Thousand Dollars ($500,000).  Following the consummation of  the Initial Financing, upon the closing one or more further private placements of the Company’s securities in which the Company receives gross proceeds of at least an additional One Million Dollars ($1,000,000) (a “Subsequent Financing”), then the Company shall pay to the Holder the  remaining balance of the indebtedness under this Note.  For the avoidance of doubt, the private placement of the Company’s securities that is conducted in conjunction with the share exchange transaction between the Company and American Strategic Minerals Corporation, a Colorado corporation, may qualify as an Initial Financing and any additional closings of such private placement may qualify as a Subsequent Financing, as the case may be. If the Company does not conduct an Initial Financing or a Subsequent Financing, as the case may be, on or before July 26, 2012, then this Note shall automatically terminate and any amounts otherwise due hereunder upon the occurrence of such milestone shall no longer be owed.  For the further avoidance of doubt, if the Company conducts an Initial Financing but fails to consummate a Subsequent Financing on or before July 26, 2012, then the total amounts due under this Note shall be limited to $500,000.

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1.           Event of Default.

(a)           For purposes of this Note, an “Event of Default” means:

(i)            the Company shall default in the payment of principal on this Note; or

(ii)           the Company shall fail to materially perform any covenant, term, provision, condition, agreement or obligation of the Company under this Note (other than for non-payment) and such failure shall continue uncured for a period of ten (10) business days after notice from the Holder of such failure; or

(iii)          the Company shall (a) become insolvent; (b) admit in writing its inability to pay its debts generally as they mature; (c) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (d) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business; or

(iv)          a trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

(v)           any governmental agency or any court of competent jurisdiction at the insistence of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within thirty (30) days thereafter; or

(vi)          the Company shall sell or otherwise transfer all or substantially all of its assets; or

(vii)         bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings, or relief under any bankruptcy law or any law for the relief of debt shall be instituted by or against the Company and, if instituted against the Company shall not be dismissed within thirty (30) days after such institution, or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit to any material allegations of, or default in answering a petition filed in any such proceeding; or

(viii)        the Company shall be in material default of any of its indebtedness that gives the holder thereof the right to accelerate such indebtedness.

(b)           Upon the occurrence of an Event of Default, the entire unpaid and outstanding indebtedness  due under this Note shall, at the option of the Holder, be immediately due and payable without notice. Failure to exercise such option shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default.

(c)           Upon the occurrence of an Event of Default, this Note shall bear interest at the rate of twelve percent (12%) per annum from the date of the Event of Default.

2.           Prepayment.  In addition to the mandatory repayment provisions set forth in the first paragraph of this Note, the Company may prepay this Note at any time, in whole or in part, provided any such prepayment will be applied first to the payment of expenses due under this Note and then, if the amount of prepayment exceeds the amount of all such expenses, to the payment of principal of this Note.

3.           Miscellaneous.

(a)             Loss, Theft, Destruction or Mutilation of Note.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company and , in the case of mutilation, on surrender and cancellation of this Note (or what remains thereof), the Company shall execute and deliver, in lieu of this Note, a new note executed in the same manner as this Note, in the same principal amount as the unpaid principal amount of this Note and dated the date of this Note.

(b)           Payment.  All payments under this Note shall be made in lawful tender of the United States.

(c)           Waivers.  The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(d)           Usury.  In the event that any interest paid on this Note is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

(e)           Waiver and Amendment.  Any provision of this Note may be amended, waived or modified only by an instrument in writing signed by the party against which enforcement of the same is sought.

(f)           Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing sent by mail, facsimile with printed confirmation, nationally recognized overnight carrier or personal delivery and shall be effective upon actual receipt of such notice, to the following addresses until notice is received that any such address or contact information has been changed:

To the Company:

American Strategic Minerals Corporation
 27745 West Fifth Avenue
Nucla, Co 81424
Attn: Chief Executive Officer

To Holder:

Sagebrush Gold Ltd.
1640 Terrace Way
Walnut Creek, CA 94597
Attn: President

With a copy to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006
Attn: Harvey Kesner

(g)           Expenses; Attorneys’ Fees.  If action is instituted to enforce or collect this Note, the Company promises to pay all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by the Holder in connection with such action.

(h)           Successors and Assigns.  This Note may not be assigned or transferred by the Holder without the prior written consent of the Company.  Subject to the preceding sentence, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, permitted assigns, heirs, administrators and permitted transferees of the parties.

(i)           Governing Law; Jurisdiction.  THE PARTIES HEREBY AGREE THAT THIS NOTE IS MADE AND ENTERED INTO IN THE STATE OF NEVADA AND FURTHER AGREE THAT ALL ACTS REQUIRED BY THIS NOTE AND ALL PERFORMANCE HEREUNDER ARE INTENDED TO OCCUR IN THE STATE OF NEVADA. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF  NEVADA WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE PERSONAL AND SUBJECT MATTER JURISDICTION OF THE STATE OR FEDERAL  COURTS OF THE STATE OF  NEVADA OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.  EACH PARTY HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, (A) ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT; AND (B) ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. FINAL JUDGMENT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON EACH PARTY DULY SERVED WITH PROCESS THEREIN AND MAY BE ENFORCED IN THE COURTS OF THE JURISDICTION OF WHICH EITHER PARTY OR ANY OF THEIR PROPERTY IS SUBJECT, BY A SUIT UPON SUCH JUDGMENT.

IN WITNESS WHEREOF, the Company has caused this Note to be executed as of the date first above written by its duly authorized officer.

AMERICAN STRATEGIC MINERALS CORPORATION

By:	/s/
Name: George Glasier
Title: President and Chief Executive Officer